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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Xircom, Inc., (including the Rule 462(b) Registration Statement) filed on December 8, 1999, for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated October 18, 1999, with respect to the consolidated financial statements and schedule of Xircom, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1999 and to the use of our report dated November 5, 1999, with respect to the supplemental consolidated financial statements and schedule of Xircom, Inc. included herein and in its Current Report on Form 8-K dated November 10, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Woodland Hills, California
December 3, 1999